TERM EQUIPMENT PROMISSORY NOTE


$480,000.00                                         December 21, 2004

FOR VALUE RECEIVED, the undersigned debtor (hereinafter referred to as the "Debtor"), promises to pay to the order of GOLD BANK (herein, together with its successors and assigns who become holders of this Note, called "Secured Party") at 800 West 47th Street, Kansas City, Missouri 64112, or at such other place as may be designated in writing by Secured Party from time to time, the maximum principal sum of up to Four Hundred Eighty Thousand and No/100 Dollars ($480,000.00), payable as to principal plus interest in sixty equal calendar monthly installments until fully paid. Interest on the unpaid principal balance of this Note will be payable monthly in arrears. Each monthly payment of principal plus interest shall be paid on the first (1st) day of each month beginning April 1, 2005 and ending on March 1, 2010 when all outstanding principal plus interest is due (the "Maturity Date"); provided, however, that the entire unpaid principal balance of this Note plus accrued and unpaid interest thereon shall be due and payable prior to the Maturity Date upon the happening of certain events as set forth herein, in the Security Agreement of even date herewith between Debtor and Secured Party (as amended from time to time, the "Security Agreement") and in the Loan Documents as defined below. All interest payments made hereunder shall be calculated based on the five year United States Treasury Rate as of the date first written above plus 275 basis points ("Interest Rate"). All principal plus interest payments due hereunder are to be made together with any additional payments provided for in the Security Agreement and that certain Term Real Estate Promissory Note ("Real Estate Note") and One Hundred Eighty Day Redemption Mortgage and Security Agreement executed by Debtor for the benefit of Secured Party of even date herewith ("Mortgage"), the Environmental Indemnity Agreement executed by Debtor in favor of Secured Party of even date herewith ("Environmental Agreement") (collectively, this Note, the Real Estate Note, the Security Agreement, the Mortgage, the Environmental Agreement and any other documents executed in connection therewith shall be referred to herein as the "Loan Documents").

This Note is secured by the collateral as set forth in the Security Agreement, related UCC-1 financing statements and is cross-collateralized against the real estate and other collateral as set forth in the Mortgage ("Real Estate"), the other Loan Documents and any other collateral now or hereafter given by the Debtor to Secured Party to secure the Indebtedness ("Collateral"). In addition, this Note is cross-defaulted and co-terminus with any and all other loans now or hereafter existing by and between Debtor, Debtor's subsidiaries or affiliates and Secured Party. The cancellation or surrender of this Note, upon payment or otherwise, shall not affect any right Secured Party has to retain the Collateral, the Mortgage or any other collateral for any other Indebtedness of Debtor to Secured Party. All of the items described in such documents constitute security for this Note, whether filed of record or otherwise, and reference is made to the same for a further description of the rights of Secured Party thereunder.

Debtor shall have the right to prepay this Note in whole or in part at any time; provided, however, if a third party (i.e., not Debtor or a subsidiary thereof) prepays this Note in whole or in part prior to the Maturity Date, Debtor shall pay Secured Party (in addition to the outstanding principal and interest payments due Secured Party under the Loan Documents) a prepayment penalty of 1% calculated on the outstanding principal and interest balance of this Promissory Note and the Real Estate Note at the time the prepayment is made. All prepayments shall be credited first to amounts owing by Debtor to Secured Party other than principal and interest, second to interest, and third to the principal balance.

Upon the occurrence of any of the following events:

1. Failure to pay when due any principal or interest or other amount due on this Note or the Real Estate Note or any costs, fees, reimbursable expenses or other amounts payable by Debtor under any of the Loan Documents that is not cured within any applicable cure period in the Loan Documents; or

2. If for any reason Debtor dissolves, terminates or otherwise ceases to exist or is not extended beyond the term of this Note, the Real Estate Note or the Loan Documents; or

3. The occurrence of any other Event of Default under this Note or the Loan Documents which is not cured within any applicable cure period (if any) contained in this Note or the Loan Documents; then Secured Party may, at Secured Party's option: (I) have all principal, interest, fees, charges, expenses and other costs outstanding or owing hereunder bear interest at the Interest Rate plus two percent (2%) ("Default Interest Rate") for so long as said Event of Default shall continue; and (ii) declare all sums outstanding or owing hereunder, in the Real Estate Note and in the other Loan documents, including principal, interest, fees, charges, expenses and other costs to be immediately due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived by Debtor.

To induce Secured Party to enter into the Loan Documents, and to advance to Debtor as herein provided, Debtor represents and warrants and, so long as any indebtedness and Obligations (as defined in the Security Agreement and other Loan Documents) remains unpaid or the Loan Documents remain in effect, Debtor shall be deemed continuously to represent and warrant as follows:

Debtor is and will continue to be a Delaware corporation duly formed and validly existing under the laws of the State of Delaware; Debtor has adequate power, authority and legal right to own, manage and hold the Real Estate as described in the Mortgage; and Debtor has adequate authority, power and legal right to enter into and carry out the provisions of this Note, to borrow money and to give security for borrowing as required by this Note and to consummate the transactions contemplated hereby and under the Loan Documents.

Neither this Note, nor any statements or documents referred to herein or delivered by Debtor in any of the other Loan Documents, contains any untrue statement or omits to state a material fact necessary to make the statements herein or therein not misleading.

Debtor will execute and deliver or cause to be executed and delivered to Secured Party all of the Loan Documents required by the terms hereof together with all other instruments and documents relating thereto as required by Secured Party.

Debtor will notify Secured Party in the event any lien is filed against the Collateral or Mortgage is foreclosed on the subject Real Estate.

Debtor will maintain and keep the Real Estate as described in the Mortgage and the contents thereof properly insured in all respects up to at least the fair market value of the Real Estate.

Debtor has or will perform and comply with each and all of the terms and provisions of this Note, any and all of the other Loan Documents and any and all other instruments and documents respecting the loan described herein.

All covenants, representations and warranties made herein shall survive the repayment of the Note, the Real Estate Note and the Loan Documents. Debtor's request for this loan shall constitute an affirmation on behalf of Debtor that the foregoing covenants, representations and warranties remain true and correct as of the date of such request.

No provision of this Note shall be construed to mean that Debtor has paid or agreed to pay, directly or indirectly, under any circumstances whatsoever, any interest in excess of that which lawfully may be charged under any applicable laws relating to interest. If for any reason interest in excess of the highest lawful rate shall at any time be paid hereunder, any such excess shall constitute and shall be treated as a payment on the principal amount due.

Each payment hereunder and in the Loan Documents shall be made in lawful money of the United States of America and payable in immediately available funds on the date that such funds are due at Secured Party's address set forth above or at such other place as the legal holder hereof shall from time to time designate to Debtor in writing. If any payment of principal or interest on this Note is due on a Saturday, a Sunday or a legal holiday under the laws of the State of Kansas, such payment shall be made on the next succeeding business day, and such extension of time shall be included in computing interest in connection with such payment.

Debtor agrees to pay to Secured Party a .50% loan fee on each amount borrowed under this Note and the Real Estate Note. In addition, Debtor hereby agrees to reimburse the Secured Party and will pay all of Secured Party's reasonable costs and expenses incurred in connection with: I) due diligence costs, preparation, negotiation, execution, delivery, renewal, modification, amendment, regular review, and administration of the Note and the Loan Documents or any renewals, extensions or modifications of any of the foregoing; ii) the making or disbursement of the advances; and, iii) the exercise or enforcement of any of Secured Party's rights or remedies under this Note or any of the other Loan Documents, including, but not limited to, recording charges, attorneys' fees and disbursements (including duplicating and word processing fees), any other reasonable fees and costs for services that are not customarily performed by Secured Party's salaried employees, and any other fees, costs or expenses expended by Secured Party under this Note and the other Loan Documents. The provisions of this Section will survive the termination of this Note and the repayment of the Note. If an attorney is engaged by Secured Party because of any Event of Default under this Note, the Real Estate Note, or any of the other Loan Documents or to enforce or defend any provision of any such document or instrument, then Debtor shall pay upon demand, to the extent permitted or not prohibited by applicable law, reasonable attorneys' fees and all costs and expenses so incurred by Secured Party.

The following representations, warranties and actions, in addition to any others contained in this Note, the Real Estate Note and the Loan Documents executed or delivered in connection therewith, are required prior to Secured Party advancing funds hereunder:

The undersigned Debtor shall execute and deliver to Secured Party for the benefit of Debtor, a security agreement securing all of Debtor's indebtedness hereunder as well as the Obligations as set forth in the Security Agreement and in the other Loan Documents in form and content satisfactory to Secured Party.

Debtor shall execute and in accordance with Secured Party's instructions, record a Mortgage in Pennington County South Dakota granting a security interest in that real estate listed in the Mortgage in form and content satisfactory to Secured Party.

Debtor will provide evidence that no default is continuing or currently exists under any other Loan Documents executed by Debtor.

Evidence that Debtor is in good standing in the States of Delaware and South Dakota as of the date hereof and evidence that the Note and all other Loan Documents have been validly approved by corporate action with appropriate Corporate Resolutions as requested by Secured Party.

All expenses incurred by Secured Party in filing, recording and perfecting any security interest, as well as any expenses or fees of any kind (including reasonable attorney fees) incurred in the inspection, audit, protection, collection or levy upon such secured Real Estate and Collateral shall be considered to be part of Debtor's obligations and payable by Debtor.

Each of the above conditions shall be considered both a condition precedent and a continuing condition of this Note and the Loan
Documents, and shall remain in full force and effect until all of Debtor's obligations hereunder have been paid in full.

No waiver of any breach, Event of Default, default or failure of condition under the terms of this Note, the Real Estate Note or the other Loan Documents shall be implied from any failure of Secured Party to take, or any delay by Secured Party in taking, any action with respect to any such breach, Event of Default, default or failure of condition or from any previous waiver of any similar or unrelated breach, Event of Default, default or failure of condition. A waiver of any term of this Note, the Real Estate Note or the other Loan Documents must be made in writing by Secured Party and shall be limited to the express written terms of such waiver.

All obligations of Debtor and all rights, powers and remedies of Secured Party expressed herein shall be in addition to and not in limitation of those provided by law or in any written agreement or instrument (other than this Note) relating to any of the Indebtedness of Debtor to Secured Party or the security therefor.

Debtor waives presentment; demand; notice of dishonor; notice of protest and nonpayment; notice of default interest and late charges; notice of intent to accelerate; notice of acceleration; and diligence in Secured Party taking any action to collect any sums owing under this Note, the Real Estate Note, the Loan Documents or in proceeding against any of the rights and interests in and to the Collateral and Real Estate securing payment of this Note and/or the Real Estate Note.
Time is of the essence with respect to every provision hereof. Capitalized terms not otherwise defined in this Note shall have the meanings assigned to them under the Security Agreement.

This Note shall be construed and enforced in accordance with the laws of the State of Kansas, without regard to principles of conflicts of law, except to the extent that federal laws preempt the laws of the State of Kansas.


DEBTOR

AMCON Distributing Company
a Delaware Corporation

By:              /s/ Michael D. James
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Name (print):    Michael D. James
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Title:           VP and CFO
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